Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lorus Therapeutics Inc. (the “Company”) on Form 20-F for the period ended May 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William G. Rice, Ph.D., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the end of the period covered by the Report and the results of operations of the Company for the period covered by the Report.

Date: July 30, 2014

/s/ William G. Rice
William G. Rice, Ph.D.
President and Chief Executive Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.